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                                                                    EXHIBIT 21.2

               SUBSIDIARIES OF IRVINE APARTMENT COMMUNITIES, L.P.

                                                       State of Incorporation
              Subsidiary                                  or Organization
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
San Rafael Apartment Limited Partnership                    California
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